Exhibit 3.3.48

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws, Chapter 156D; Section 10.06; 950 CMR 113.33)

Exact name of corporation: Fall River Cinema, Inc.

Registered office address: c/o CSC, 84 State Street, Boston, MA 02110

(number, street, city or town, zip code)

These articles of amendment affect article(s): 2

(specify the number(s) of article(s) being amended (I-VI))

Adopted and approved on: July 28, 2004 by

(month/day/year)

Check the appropriate box below:

☐                    the incorporation.

☐                    the board of directors without shareholder approval and shareholder approval was not required.

☒                    the board of directors and the shareholders in the manner required by law and the articles of organization.

State the article number and the text of the amendment. If the amendment authorizes an exchange, or effects a reclassification or cancellation, of issued shares, state the provisions for implementing the action unless contained in the text of the amendment.

2. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Laws of Massachusetts.

P.C.

To change the number of shares and the par value (if any)* of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

The total presently authorized is:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Change the total authorized to:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156D,    1.25 unless these articles specify, in accordance with the vote adopting the amendment a later effective date not more than ninety days after such filing, in which event the amendment will become effective on such later date.

Later effective date:

Signed by	/s/ Michael Politi
Michael Politi
Senior Vice President & Corporate Counsel

(Please check appropriate box)

☐                    Chairman of the Board

☐                    President

☒                    Other Officer

☐                    Court-appointed fiduciary

on this 28th day of July, 2004

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws, Chapter 156D; Section 10.06; 950 CMR 113.33)

Exact name of corporation: Fall River Cinema, Inc.

Registered office address: c/o CSC, 84 State Street, Boston, MA 02110

(number, street, city or town, zip code)

These articles of amendment affect article(s): 2

(specify the number(s) of article(s) being amended (I-VI))

Adopted and approved on: July 28, 2004 by

(month/day/year)

Check the appropriate box below:

☐                    the incorporators

☐                    the board of directors without shareholder approval and shareholder approval was not required.

☒                    the board of directors and the shareholders in the manner required by law and the articles of organization.

State the article number and the text of the amendment. If the amendment authorizes an exchange, or effects a reclassification or cancellation, of issued shares, state the provisions for implementing the action unless contained in the text of the amendment.

2. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Laws of Massachusetts.

P.C.

To change the number of shares and the par value (if any)* of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

The total presently authorized is:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Change the total authorized to:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156D, § 1.25 unless these articles specify, in accordance with the vote adopting the amendment a later effective date not more than ninety days after such filing, in which event the amendment will become effective on such later date.

Later effective date:

Signed by	/s/ Michael Politi
/s/ Michael Politi
Senior Vice President & Corporate Counsel

(Please check appropriate box)

☐                    Chairman of the Board

☐                    President

☒                    Other Officer

☐                    Court-appointed fiduciary

on this 28th day of July, 2004

The Commonwealth of Massachusetts

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE

MICHAEL JOSEPH CONNOLLY, Secretary

ONE ASHBURTON PLACE, BOSTON, MASS. 02108

ARTICLES OF ORGANIZATION

(Under G.L. Ch. 156B)

Incorporators

NAME	POST OFFICE ADDRESS

Include given name in full in case of natural persons: in case of a corporation, give state of incorporation.

Philip J. Flink

Hale and Dorr

60 State Street

Boston, Massachusetts 02109

The above-named incorporators) do hereby act with the intention of forming a corporation under the provisions of General Laws. Chapter 156B and hereby state(s):

1.                       The name by which the corporation shall be known is:

Fall River Cinema, Inc.

2.                       The purpose for which the corporation is formed is as follows:

(a)                   To own, operate and manage a theater or theaters for the exhibition of motion pictures in Fall River, Massachusetts; and

(b)                  To carry on any business or other activity which may lawfully be carried on by a corporation organized under the Business Corporation Law of the Commonwealth of Massachusetts, whether or not related to those referred to in the preceding paragraph.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

/s/ Illegible	/s/ Illegible			5
Examiner	Name	C	☐	P.C.
Approved
		P	☒

		M	☐

		R.A.	☐

3.                        The total number of shares and the par value, if any, of each class of stock within the corporation is authorized as follows:

	WITHOUT PAR VALUE	WITH PAR VALUE
CLASS OF STOCK	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE	AMOUNT
Preferred	None	None		$

Common	None	300,000	$.10	$30,000

*4.                 If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

None

*5.                 The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

None

*6.                 Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See Attachment 6A

*         If there are no provisions state “None”.

Attachment 6A

6.                        Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

(a)                  The directors may make, amend, or repeal the by-laws in whole or in part, except with respect to any provision of such by-laws which by law or these Articles or the by-laws requires action by the stockholders.

(b)                 Meetings of the stockholders of the corporation may be held anywhere in the United States.

(c)                  The corporation shall have the power to be a partner in any business enterprise which this corporation would have the power to conduct by itself.

(d)                 The corporation, by vote of a majority of the stock outstanding and entitled to vote thereon (or if there are two or more classes of stock entitled to vote as separate classes, then by vote of a majority of each such class of stock outstanding), may (i) authorize any amendment to its Articles of Organization pursuant to Section 71 of Chapter 156B of the Massachusetts General Laws, as amended from time to time, (ii) authorize the sale, lease or exchange of all or substantially all of its property and assets, including its goodwill, pursuant to Section 75 of Chapter 156B of the Massachusetts General Laws, as amended from time to time, and (iii) approve an agreement of merger or consolidation pursuant to Section 78 of Chapter 156B of the Massachusetts General Laws, as amended from time to time.

7.                        By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

8.                        The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date, (not more than 30 days after the date of filing.)

9.                        The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

a.                       The post office address of the initial principal office of the corporation of Massachusetts is:

430 Park Square Building c/o Lockwood-Friedman Film Corp. Boston, MA. 02116

b.                      The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows.

	NAME	RESIDENCE	POST OFFICE ADDRESS
President:	Roger A. Lockwood	8 Victoria Circle Norwood, MA 02026	Same

Treasurer:	Geoffrey W. Levy	21 Elm Street Wellesley, MA 02181	Same

Clerk:	Arthur M. Friedman	770 Boylston Street Boston, MA 02199	Same

Directors:	Roger A. Lockwood	(as above)	Same
	Geoffrey W. Levy	(as above)	Same
	Arthur M. Friedman	(as above)	Same
	Frederick F. Margosian	Charles River Towers 151 Coolidge Avenue Watertown, MA 02172	Same

c.                       The date initially adopted on which the corporation’s fiscal year ends is:

December 31

d.                      The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

Fourth Thursday in April

e.                       The name and business address of the resident agent, if any, of the corporation is:

None

IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATOR sign(s) these Articles of Organization this 5th day of October 1983

/s/ Philip J. Flink
Philip J. Flink

The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.

FEDERAL IDENTIFICATION
NO. 04-280383

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

We, Bryan Berndt, Vice President, and John C. McBride, Jr, Assistant Clerk

of Fall River Cinema, Inc.,

(Exact name of corporation)

located at Harbour Mall, Rts. 81 & 24, Fall River, MA 02721

(Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

Four

(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

          *                 shares of                                *                                of                            *                              shares

outstanding,

(type, class & series, if any)

                            shares of                                                                  of                                shares outstanding, and

(type, class & series, if any)

                            shares of                                                                 of                                        shares outstanding,

(type, class & series, if any)

*         In accordance with Chapter 156B, Section 73 of Massachusetts General Law, this Amendment to the Articles of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction of a proceeding for the reorganization of this corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40416, confirmed and approved on March 1, 2002.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

/s/ Illegible	/s/ Illegible			4
Examiner	Name	C	☐	P.C.
Approved
		P	☐

		M	☐

		R.A.	☐

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:
Preferred:		Preferred:

Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:
Preferred:		Preferred:

Article Four of the Articles of Incorporation is hereby amended by adding the following sentence:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003.”

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:	.

SIGNED UNDER THE PENALTIES OF PERJURY, this 21st day of March, 2002.

/s/ Illegible	, Vice President

/s/ Illegible	, Assistant Clerk

*         Delete the inapplicable words.